POWER OF ATTORNEY

for Executing Forms 3, 4 and 5 and

Schedules 13G and 13D

KNOW ALL MEN BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints David A. Knight,

William B. Keisler and Todd C. Ferguson

the undersigned's true and lawful attorneys-in-fact to:

(1)  execute, for and on behalf of the undersigned,

any one or more Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities and Exchange Act of

1934, as amended (the "34 Act"), and the rules

thereunder, and Schedules 13G and 13D in accordance

with Section 13 of the 34 Act and the rules thereunder;

(2)  do and perform any and all acts, for and on behalf

of the undersigned, that may be necessary or desirable

to complete the execution of any such Form 3, 4 or 5

or Schedules 13G and 13D, and the timely filing of

such forms and schedules with the United States

Securities and Exchange Commission and any other

authority; and

(3)  take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of

any such attorney-in-fact, may be of benefit to, in

the best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned, pursuant to this Power of Attorney

shall be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in

his discretion.

The undersigned hereby grants to the foregoing

attorneys-in-fact full power and authority to do and

perform all and every act and thing whatsoever

requisite, necessary, and proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as such

attorneys-in-fact might or could do if personally

present, with full power of substitution or revocation,

hereby ratifying and confirming all that such

attorneys-in-fact, or their substitutes, shall

lawfully do or cause to be done by virtue of this

Power of Attorney and the rights and powers herein

granted.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are not

assuming any of the undersigned's responsibilities

to comply with Sections 13 and 16 of the Securities

and Exchange Act of 1934, as amended, or other

applicable securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 28th day

of April, 2003.

SFD Investment LLC

By: Stephens Group, Inc., Manager

By: /s/ David A. Knight

Vice President

David A. Knight

Printed Name